                                                                     EXHIBIT 4.5

                              OFFICER'S CERTIFICATE
                     (UNDER SECTION 301 OF THE INDENTURE OF
                             PPL ENERGY SUPPLY, LLC

            The undersigned ______________, ____________ of PPL ENERGY SUPPLY, LLC (the "Company"), in accordance with Section 301 of the Indenture, dated as of October 1, 2001, as heretofore supplemented (the "Indenture", capitalized terms used herein and not defined herein having the meanings specified in the Indenture), of the Company to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee"), does hereby establish for the series of Securities established in Supplemental Indenture No. [3], dated as of ________________ (the "Supplemental Indenture"), the following terms and characteristics (the lettered clauses set forth below corresponding to the lettered clauses of Section 301 of the Indenture):

               (a) the title of the Securities of such series shall be "Senior
            Notes, ___% Series due ___" (the "Notes");

               (b) the aggregate principal amount of Notes which may be
            authenticated and delivered under the Indenture shall be limited to $___________, except as contemplated in Section 301(b) and the last paragraph of Section 301 of the Indenture;

               (c) interest on the Notes shall be payable as provided in the form of Note attached hereto and hereby authorized and approved;

               (d) the date or dates on which the principal of the Notes shall be payable shall be as provided in the form of Note attached hereto and hereby authorized and approved; [the Company shall not have the right to extend the Maturity of the Notes, as contemplated by
            Section 301(d) of the Indenture;]

               (e) the Notes shall bear interest as provided in the form of Note attached hereto and hereby authorized and approved, and the Interest Payment Dates and Regular Record Dates shall be such dates as are specified in such form; [the Company shall not have the right to extend any interest payment periods for the Notes, as contemplated by Sections 301(e) and 312 of the Indenture];

               (f) the Corporate Trust Office of the Trustee in New York, New
            York shall be the office or agency of the Company at which the principal of and any premium and interest, on the Notes shall be payable, at which registration of transfer and exchange of Notes may be effected and at which notices and demands to or upon the Company in respect of the Notes and the Indenture may be served; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates supplemental to this Officer's Certificate, any such office or agency; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates supplemental to this Officer's Certificate, its principal office in Allentown, Pennsylvania, as any such office or agency; the Trustee shall be the Security Registrar and Paying Agent for the Notes; provided, that the Company reserves the right, by one or more Officer's Certificates supplemental to this Officer's Certificate, to designate a different Security Registrar or a different or an additional Paying Agent (which in each case, may be the Company or any Affiliate of the Company) and to remove any Security Registrar or Paying Agent;

               (g) the Notes shall be redeemable, in whole or in part, at the option of the Company as and to the extent provided in the form of Note attached hereto and hereby authorized and approved;

               (h) [not applicable];

               (i) the Notes shall be issued in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000, unless otherwise authorized by the Company;

               (j) [not applicable];

               (k) [not applicable];

               (l) [not applicable];

               (m) [not applicable]; [see clause (e) with respect to the
            interest rate or rates on the Notes;]

               (n) [not applicable];

               (o) reference is hereby made to the provisions of Supplemental
            Indenture No. [3] for an Event of Default in addition to those specified in Section 801 of the Indenture, and for certain covenants of the Company for the benefit of the Holders of the Notes;

               (p) [not applicable];

               (q) the only obligations or instruments which shall be considered
            Eligible Obligations in respect of the Notes shall be Government Obligations; and the provisions of Section 701 of the Indenture and
            Section 2 of Article One of the Supplemental Indenture shall apply to the Notes;

               (r) [the Notes may be issued in global form (the "Global Notes")
            and the depository for the Global Notes shall initially be The Depository Trust Company ("DTC"); provided, that the Company reserves the right to provide for another depository, registered as a clearing agency under the Exchange Act, to act as depository for the Global Notes (DTC and any such successor depository, the "Depositary"); beneficial interests in Notes issued in global form may not be exchanged in whole or in part for individual certificated Notes in definitive form, and no transfer of a Global Note in whole or in part may be registered in the name of any Person other than the Depositary or its nominee except that if the Depositary (A) has notified the Company that it is unwilling or unable to continue as depository for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by the Company within 90 days after such notice or cessation, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver Notes in definitive certificated form in an aggregate principal amount equal to the principal amount of the Global Note representing such Notes in exchange for such Global Note, such definitive Notes to be registered in the names provided by the Depositary; each Global Note
            (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Notes to be represented by such Global Note, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary, its nominee, any custodian for the Depositary or otherwise pursuant to the Depositary's instruction and
            (iv) shall bear a legend restricting the transfer of such Global Note to any person other than the Depositary or its nominee; none of the Company, the Trustee, any Paying Agent or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests];

               (s) [not applicable];

               (t) reference is made to clause (r) above; no service charge shall be made for the registration of transfer or exchange of Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer;

               (u) [not applicable];

               (v) except as otherwise determined by the proper officers of the
            Company and communicated to the Trustee in a Company Order or as established in one or more Officers' Certificates supplemental to this Officers' Certificate, the Notes shall be substantially in the form of Note attached hereto and hereby authorized and approved and shall have such further terms as are set forth in such form; and

               (w) [other provisions, if any].

            IN WITNESS WHEREOF, I have hereunto signed my name this day of
______________.

                                            PPL ENERGY SUPPLY, LLC

                                            ____________________________________
                                            Name:
                                            Title:

                                                                  [FORM OF NOTE]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                  ------------
                             PPL ENERGY SUPPLY, LLC
                        SENIOR NOTE, [___]% SERIES [___]

Original Issue Date:          [Redeemable: Yes__ No__]

Stated Maturity:              [Initial Redemption Date:]

Interest Rate:                [ Initial Redemption Price:]

Interest Payment Dates:       [Annual Redemption Percentage Reduction: %]

First Interest Payment Date:  [Repayable at Option of the Holder: Yes__ No__]

Regular Record Dates:         [Optional Repayment Date(s):]

Issue Price (_%):             [Repayment Price: %]
                              Other/Additional Provisions:

                 This Security is not a Discount Security within
                  the meaning of the within-mentioned Indenture
                      -------------------------------------

Principal Amount                                                  No. [   ]
$[     ]                                                          CUSIP [      ]

      PPL ENERGY SUPPLY, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] ($[ ]) on the Stated Maturity specified above, and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [semi-annually] in arrears on the Interest Payment Dates specified above in each year, commencing [ ], and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on this Security shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of actual days elapsed during such period.

      [Insert provisions, if any, relating to alternative interest rate formula.]

      Payment of the principal of and premium, if any, on this Security and interest hereon at Maturity shall be made upon presentation of this Security at the corporate trust office of JPMorgan Chase Bank, N.A. in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest, if any, on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that (a) if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee or other Paying Agent and such Person and (b) if such Person is a Holder of $10,000,000 or more in aggregate principal amount of Securities of this series such payment may be in immediately available funds by wire transfer to such account as may have been designated in writing by the Person entitled thereto as set forth herein in time for the Paying Agent to make such payments in accordance with its normal procedures. Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in The City of New York not less than fifteen calendar days prior to the applicable payment date and, unless revoked by written notice to the Trustee received on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date, shall remain in effect with respect to any further interest payments (other than interest payments at Maturity) with respect to this Security payable to such Holder. Payment of the principal of and premium, if any, and interest, if any, on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

      This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under an Indenture, dated as of October 1, 2001 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan
Bank), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.

      If any Interest Payment Date, any Redemption Date, any Optional Repayment Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day, and, if such payment is made or duly provided for on such next succeeding Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date, Optional Repayment Date or Stated Maturity, as the case may be, to such Business Day.

      [If, as specified above, this Security is redeemable, this Security is subject to redemption at any time on or after the Initial Redemption Date specified above, in whole or in part in increments of $1,000, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Such redemption price shall be the Initial Redemption Price specified above for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Annual Redemption Percentage Reduction specified above until such redemption price is 100% of the principal amount of this Security to be redeemed.]

      [Insert provisions, if any, for redemption pursuant to a sinking fund or other mandatory redemption or purchase provisions or other put or call provisions.]

      Notice of redemption (other than at the option of the Holder) shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the applicable Paying Agent or Agents of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

      In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

      [If this Security is specified on the face hereof to be repayable at the option of the Holder, this Security will be so repaid in whole or in part in increments of $1,000, provided that the remaining principal amount of any Security surrendered for partial repayment shall be at least $1,000, on any Optional Repayment Date (as stated on the face hereof), at the option of the Holder, at 100% of the principal amount to be repaid, plus accrued interest, if any, to the repayment date. In order for the exercise of the option to be effective and the Security to be repaid, the Company must receive at the applicable address of the Trustee set forth below, or at such other place or places of which the Company shall from time to time notify the Holder of this Security, on or before the thirtieth, but not earlier than the sixtieth calendar day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) this Security, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address, and telephone number of the Holder of this Security, (b) the principal amount of this Security and the amount of this Security to be repaid,
(c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Trustee on behalf of the Company will receive this Security, with the form below entitled "Option to Elect Repayment" duly completed, not later than five Business Days after the date of such telegram, telex, facsimile transmission, or letter (and this Security and form duly completed are received by the Trustee on behalf of the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is JPMorgan Chase Bank, N.A., Attention:
Worldwide Securities Services, 4 New York Plaza, New York, New York 10004 (or, at such other places as the Company shall notify the Holders of the Securities). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding.]

      If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein and herein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company's entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and premium, if any, and interest, if any, on this Security when due.

      The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company under the Indenture and on the Securities and to the release and discharge of the Company in certain circumstances, from such obligations.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of JPMorgan Chase Bank, N.A. in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

      The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of JPMorgan Chase Bank, N.A. in New York, New York or such other office or agency as may be designated by the Company from time to time.

      The Company shall not be required to execute and the Security Registrar shall not be required to register the transfer of or exchange of (a) Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes (subject to Sections 305 and 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable.

      As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are generally authorized or required by law, regulation or executive order to close in The City of New York or other city in which is located any Paying Agent for the Securities of this series. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any member, officer, director or manager, as such, past, present or future of the Company or of any predecessor or successor of the Company (either directly or through the Company or a predecessor or successor of the Company), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and this Security are solely obligations of the Company and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Security.

      Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                            PPL ENERGY SUPPLY, LLC

[SEAL]                                      By: ________________________________
                                                         Treasurer

Attested:

By:________________________
          Secretary

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ________________________             JPMORGAN CHASE BANK, N.A.,
                                              AS TRUSTEE

                                            By: ________________________________
                                                        Authorized Officer

                            OPTION TO ELECT REPAYMENT
                 [TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                   AT THE OPTION OF THE HOLDER AND THE HOLDER
                         ELECTS TO EXERCISE SUCH RIGHTS]

The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at

           (Please print or type name and address of the undersigned)

For this Security to be repaid the Company must receive at the Corporate Trust Office of the Trustee in The City of New York or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, on or before the thirtieth, but not earlier than the sixtieth, calendar day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, (i) this Security, with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address, and telephone number of the Holder of the Security, (b) the principal amount of the Security and the amount of the Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Security to be repaid with this form duly completed will be received by the Trustee on behalf of the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission, or letter (and such Security and form duly completed are received by the Trustee on behalf of the Company by such fifth Business Day). Exercise of the repayment option by the Holder shall be irrevocable.

If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000) which the Holder elects to have repaid: ________________________; and specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Security or Securities to be issued to the Holder for the portion of the within Security or Securities not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid):

                                                              Date: ____________
___________________________________
Notice: The signature to this
Option to Elect Repayment must
correspond with the name as written
upon the face of the Security in
every particular without alteration
or enlargement or any other change
whatsoever.

 FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
     [please insert social security or other identifying number of assignee]

________________________________________________________________________________
            [please print or typewrite name and address of assignee]

________________________________________________________________________________

the within Security of PPL ENERGY SUPPLY, LLC and does hereby irrevocably constitute and appoint___________ , Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated: ______________

                       _________________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.